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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2005

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

  Restricted Stock Agreement

        On February 11, 2005, pursuant to the Regal Entertainment Group (the "Company") 2002 Stock Incentive Plan (the "Plan"), the Company adopted a form of Restricted Stock Agreement (the "Award Agreement") to be used as the template for future restricted stock grants awarded under the Plan, unless otherwise determined by the Compensation Committee of the Board of Directors (the "Committee"). The form of Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

  Annual Executive Incentive Compensation

        On February 8, 2005, the Committee approved the annual cash bonus awards for 2004 under the Company's annual executive incentive program (the "Bonus Program"). The Bonus Program, which has been previously approved by the Company's stockholders, covers the Company's Co-Chief Executive Officers and three other of the Company's most highly compensated officers (collectively, the "Covered Officers"). The cash bonus awards for 2004 under the Bonus Program for the Covered Officers are set forth in the table below:

Name and Principal Position	Bonus
Michael L. Campbell, Co-Chief Executive Officer	$530,190
Kurt C. Hall, Co-Chief Executive Officer	$530,190
Gregory W. Dunn, Executive Vice President and Chief Operating Officer	$254,589
Amy E. Miles, Executive Vice President and Chief Financial Officer	$249,375
Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$209,993

Item 9.01. Financial Statements and Exhibits.

  (a)
  Financial statements of businesses acquired.

      N/A

  (b)
  Pro forma financial information.

      N/A

  (c)
  Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: February 14, 2005	By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index